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                                                                      Exhibit 23

                  [LETTERHEAD OF GRANT THORNTON APPEARS HERE]




Consent of Independent Certified Public Accountants


We have issued our report dated February 12, 1999, accompanying the consolidated financial statements included in the Annual Report of n-Vision, Inc., on Form 10-KSB for the year ended December 31, 1998. We hereby consent to the incorporation by reference of the aforementioned report in the registration statement on Form S-8.

                                                    /s/ Grant Thornton LLP

Vienna, Virginia
March 31, 1999